UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

Riverview Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-38627	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, Pennsylvania	17110
(Address of principal executive offices)	(Zip Code)

(717) 827-4042
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIVE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Adoption of Executive Annual Incentive Plan.  On June 13, 2019, Riverview Financial Corporation (the “Company”), the holding company of Riverview Bank (the “Bank”), adopted the Riverview Financial Corporation Executive Annual Incentive Plan (the “Plan”).  The Plan will remain in effect until terminated, modified or amended by disinterested members of the Board of Directors (the “Committee”).

Employees selected by the Committee, which includes the named executive officers of the Company, are eligible to participate in the Plan.  For each plan year (which is the calendar year), each participant will be eligible to receive a bonus award (the “Bonus Award”), designated as a percentage of base salary and subject to performance objectives that must be satisfied for the participant to earn the Bonus Award.  The specific performance objectives will be determined annually by the Committee, but generally may include objective performance targets on financial performance, profitability growth, asset quality and risk management and subjective performance objectives, such as particular qualitative factors for the participant, based on his or her duties to the Company and the Bank.  Each performance objective will specify level of achievements at “threshold,” “target,” and “maximum” levels and will be weighted by priority as a percentage of the Bonus Award payable to the participant.  In addition to the foregoing, payment of the Bonus Award is also contingent on the Company’s and/or participant’s overall performance level being satisfactory, as determined in sole discretion by the Committee.

The Bonus Award will be paid to each participant in the form of a cash lump sum within two and one-half (2½) months following the end of each plan year.  The Committee, however, may instead grant a Bonus Award that provides that a percentage of the Bonus Award would be paid in the form of an equivalent number of restricted stock and/or stock options (the “Equity Awards”).  The Equity Awards would be: (1) granted under the Company’s 2019 Equity Incentive Plan (the “Equity Plan”) at the same time the Bonus Award is paid to the participant; (2) evidenced by a separate award agreement; and (3) subject to the terms and conditions (including any vesting conditions) of the Equity Plan and such award agreement.  Unless otherwise determined by the Committee, a participant who is not employed as of the payout/grant date of the Bonus Award will forfeit such award.

Notwithstanding the foregoing, the Committee has the authority to adjust the Bonus Award (both positively or negatively) in the event of extraordinary, non-recurring or unusual circumstances or events, as determined in the sole discretion of the Committee

The foregoing description of the material terms of the Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibit.
(a)    Financial Statements of Businesses Acquired.
None.
(b)           Pro Forma Financial Information.
None.
(c)    Shell Company Transactions.
None.
(d)    Exhibits.

Exhibit Number	Description
10.1	Riverview Financial Corporation Executive Annual Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto, duly authorized.
RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: June 18, 2019	/s/ Brett D. Fulk
Brett D. Fulk
Chief Executive Officer